Exhibit 99.1

Contacts:	Lawrence P. Ward, CEO
Margaret Torres, CFO
805-369-5200

Heritage Oaks Bancorp to Present at KBW Community Bank Investor Conference

Paso Robles, CA -July 24, 2008 — Heritage Oaks Bancorp (NASDAQ: HEOP), parent company of Heritage Oaks Bank, today announced plans to participate in the Keefe, Bruyette & Woods Ninth Annual Community Bank Investor Conference. Lawrence P. Ward, President and CEO of Heritage Oaks, will present on July 30, 2008, at 4:00 p.m. EDT.

The conference, set for July 29 and July 30, 2008, at the Waldorf Astoria Hotel in New York, will be available in its entirety, both live and via replay at www.kbw.com.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage Oaks Bank conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. The Business First division has two branch offices in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

NOTE: Transmitted on Prime Newswire on July 24, 2008, at 10:38 a.m. PDT.